Mosaic’s Role: More Essential Than Ever Larry Stranghoener, Executive Vice President and CFO February 10, 2009 Exhibit 99.1

Good morning everyone. Thank you all for attending. I’d like to thank Bob Koort at Goldman Sachs for this opportunity to meet with you and share our story and our viewpoints about our future.

Safe Harbor Statement
This presentation contains forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results.  Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other  pressures and the effects of the current economic and financial turmoil; the build-up of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks;
changes in government policy; changes in environmental and other governmental regulation; adverse weather conditions affecting operations in Central Florida or the
Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of asset retirement, environmental remediation, reclamation or other environmental regulation differing from management’s current estimates; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy,
Saskatchewan potash mine and other  potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the
Securities and Exchange Commission.  Actual results may differ from those set forth in the forward-looking statements.

Before I proceed, I need to remind you that our presentation contains forward-looking statements.
The remarks I make are based on information and understandings we believe to be accurate as of today’s date – February 10, 2009.
Actual results are likely to differ from those set forth in the forward-looking statements.

Strategic Focus Deliver value for shareholders Focus on Potash and Phosphate •Grow Potash •Strengthen Phosphate Expand Offshore distribution Maintain a strong balance sheet

Our focus on key strategic priorities will, we believe, produce outstanding results for our shareholders. We plan to focus on our core businesses – potash and phosphates –where we are established industry leaders.
We plan to grow our potash business through our previously announced expansions. This is an excellent business and we have a strong foundation to build upon.
We plan to grow opportunistically in phosphates.  We will strengthen our phosphate business through investments that will result in added efficiencies and higher productivity at our plants and mines.  We are also seeking additional rock sources outside of North America.
Offshore, we are exploring initiatives to enhance our presence in key growth regions of the world, in alignment with our production capabilities.
Our growth strategies are well underway, supported by a strong balance sheet.

Positioned for Significant Growth
Capitalizing on improved long-term
fundamentals
Generated strong cash flow, reduced debt &
achieved investment grade status
Executing on Mosaic strategy
An Industry Leader Emerges –
An Industry Leader Emerges –
Prepared for Long-Term Growth…
Prepared for Long-Term Growth…
As Well as the Near-Term Downturn
As Well as the Near-Term Downturn

Mosaic is positioned for significant growth and has taken the steps necessary to capitalize on attractive long-term agriculture fundamentals.  We are especially proud of our strong cash generation
– an area of focus since day 1 – which allowed us to pay down a significant amount of debt and achieve investment grade status long before many thought possible. We developed a robust, value-
creating strategic plan and are executing against it.  We have emerged as an industry leader and realistically set our sights on becoming the very best company in the crop nutrition industry, which will include a focus on generating top-tier  shareholder value.

Maintain balance sheet strength
Focus on phosphate margins – not prices
Manage production levels to meet market demand
Focus on operational discipline and risk
management
Fiscal 2009 – A Challenging Year

Fiscal 2009 has been a challenging year.  And although market conditions remain soft we will maintain a highly disciplined approach to managing our business. The benefits of strengthening our balance sheet and building a large cash position are now obvious, providing us with significant financial flexibility.
In the phosphate business we will work to maximize margins, and remind investors that while DAP prices have fallen, raw material costs have also plummeted – setting up a win-win situation for buyers and producers.
We are managing our production levels, displaying our commitment to limit the build-up of excessive inventories.
Finally, our ongoing focus on operational discipline and risk management is being further elevated as we manage inventory and other risks in a time of historic volatility.

Value Creation – Cash Flow Drivers
Sales: volume, price, business mix
Operating margin: costs & expenses
Working capital: receivables, inventory & payables
Cash taxes
Capital expenditures
Capital structure
Supported By
Supported By
Strong Governance & Controls
Strong Governance & Controls

Mosaic is positioned financially, strategically and operationally to serve our customers worldwide and execute on the strong, long-term fundamentals of the agricultural sector. We are also focused on value creation for you, our shareholders.
Ultimately that means cash, and listed are the levers we can pull to generate cash – and lots of it in years to come.  It starts with revenue, which is a function of price, volume, and business mix and continues with our operating margin.  Efficient use of working capital is another lever as is the amount of taxes we pay.
Operating cash flow is used to fund capital expenditures, with remaining cash used for liquidity and strategic purposes as well as to fund shareholder distributions. We support these cash flow dynamics with an appropriate capital structure, and ensure we have strong governance practices and controls in place.

(in millions)
Feb Q307
May Q407
Aug Q108
Nov Q208
Feb Q308
May Q408
Aug Q109
Nov Q209

Mosaic

Cash Flow from Operations Cash Provided by Operating Activities $0 $200 $400 $600 $800 $1,000 $1,200

All of the value drivers work together to produce operating cash flow. Our track record on this front has been excellent, though we are showing less robust results this fiscal year.  And, as we have indicated, third quarter operating cash flow may be negative, largely due to near term working capital trends.
Longer term, however, we believe our cash generation potential is substantial, as we have demonstrated over the past few years.  We have built a large cash balance even as we paid off more than a billion dollars of debt.  This de-leveraging has been a critical part of our financial strategy, giving us great financial flexibility, an ability to weather the current downturn without the need for ill-advised business decisions taken solely for short term liquidity purposes, and the likelihood, in our view, of being in great financial condition when the upturn occurs.

Cash Allocation Priorities
Invest to maintain/grow existing business
• Growing proportion of growth/opportunity projects
• Disciplined capital allocation process
Maintain liquidity buffer
• To protect against cyclical downturn
• To allow pursuit of strategic opportunities
Shareholder distributions
• Modest annual dividend
• Potential additional distributions of excess cash longer-term

There has been no change to our cash allocation priorities.  We will use the operating cash flow we generate first to grow our business through internal investments, and will ensure a highly disciplined review and approval process for these investments.  We plan to maintain a large liquidity buffer, which may be used in part to fund attractive strategic opportunities if they arise.
Finally, we will distribute cash to shareholders through our annual regular dividend and, potentially, through additional distributions longer-term – in amounts, forms, and timing yet to be determined.

2.3% 8.0% 30.2% 36.5% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% FY06 FY07 FY08 12 Mos Nov08 Return on Invested Capital

Effective pulling of all value levers also drives strong return on capital.  You see here the great progress and strong results we have achieved on return on invested capital, reflecting the rewarding investments we are making across the enterprise.
Next I’ll spend a few minutes reviewing each of our business segments.

Value Driver: Potash Revenue Potash Sales Volume - 2.0 4.0 6.0 8.0 FY2006 FY2007 FY2008 MOP Price $0 $100 $200 $300 $400 $500 $600 FY2006 FY2007 FY2008 Q1 FY09 Q2 FY09 Annual Quarterly

Here you see the price and volume trends for our potash business, for the last few years as well as the last two quarters. The price momentum in this business is well-known, and we expect our realized prices to decline only slightly in the third quarter – and that will be due to a greater percentage of lower-priced industrial sales in our mix.  Up until this year, when volume will decline due to slow demand and our production cutbacks, we have seen steady growth in potash volume. This is a trend we expect to continue in years to come as a result of our potash expansion plan and the expanding demand for potash globally.  I’ll say more about this shortly along with the key factors that will impact future potash sales volumes and price movements.

Leading Global Potash Producer
Mosaic potash production
•
14% Global
•
38% U.S.
•
Five mines
Low-cost & competitive
industry position
World capacity approximates 73
million tonnes (all potash products)
0 5 10 15
PotashCorp
Mosaic
Belaruskali
Kali & Salz
Silvinit
Uralkali
Million tonnes product
•Potash Fertilizer Capacity
Source: Fertecon / Mosaic

Let me share some more details about our potash business.  Simply put, it’s an exceptional business.
Potash is produced in only 12 countries in the world and agricultural giants such as China, India and Brazil are all import dependent.
Today, Mosaic is one of the world’s top producers of potash with an estimated 14% of global market share at our five mine sites across North America.

Leading Global Potash Producer
Mosaic potash production
•
14% Global
•
38% U.S.
•
Five mines
Low-cost & competitive
industry position
World capacity approximates 73
million tonnes (all potash products)
0 5 10 15
PotashCorp
Mosaic
Belaruskali
Kali & Salz
Silvinit
Uralkali
Million tonnes product
Source: Fertecon / Mosaic
•Potash Fertilizer Capacity

And with the imminent reversion of a 1.3 million tonne tolling -- agreement, by our estimate in the fourth quarter of fiscal 2010, our capacity improves in size and scale.
Furthermore, because of historically low application rates in developing countries, potash has been enjoying strong demand in key growth regions, where its nutritional value is more critical than ever to optimizing crop yields.
With these dynamics, it’s not surprising that the Potash business is an exceptional performer for Mosaic, contributing strong margins and cash flow.

Capacity (mil tonnes KCl)
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

Growth Opportunities - Our Potash Expansions
-
2
4
6
8
10
12
14
16
* The projected annual capacity includes approximately 1.3 million tonnes (as shaded in blue) that we currently produce under a third party tolling agreement at Esterhazy.  We estimate this capacity will revert to Mosaic in the fourth quarter of fiscal 2010, based upon our calculations and assumptions.
Growth
from 10.4
to 16.8*
million
tonnes

One of the value drivers for potash is our capacity expansions at our existing Saskatchewan mines.  Collectively these expansions are expected to increase Mosaic's annual capacity by over five million tonnes, ensuring we maintain a position as one of the premier potash companies in the world.
Equally important, we are making these investments at an estimated average capital cost that is significantly lower than greenfield projects, a route chosen by some other industry players.
The recent collapse in the capital markets makes it ever more challenging to build and finance cost-effective greenfield projects.
Our plans are multi-staged projects which will allow us to adjust spending and timing to meet market demand and to optimize the use of cash. This is a valuable trait for a cyclical industry like ours.
Our collective annual capacity is estimated to be 16.8 million tonnes, once the expansions are completed and the tolling agreement expires.

Shift in Business Mix (sales tonnes) Present Future Potash 49% Phosphates 51% Potash 60% Phosphates 40%

Our business mix will shift in coming years in favor of potash due to our expansions and tolling expiration that we just discussed. We are already a bigger potash player than most people realize and we expect to drive this high margin business to a greater share of our total volume in years to come. This will start happening soon and should have favorable valuation consequences.

Value Driver: Phosphates Revenue Phosphate Sales Volume - 2.0 4.0 6.0 8.0 10.0 FY2006 FY2007 FY2008 DAP Price $0 $200 $400 $600 $800 $1,000 $1,200 FY2006 FY2007 FY2008 Q1 FY09 Q2 FY09 Annual Quarterly

Turning to our Phosphate business, here price momentum has been strong as well – though this came to an abrupt halt and reversal in the past couple months. The supply and demand factors that I’ll speak more about shortly will determine where prices settle and how they might move from there; our view of agricultural factors makes us unquestionably long term bulls. Volume will be down sharply this year, however, due to slow demand and substantial production reductions. Longer term we look to sustain annual sales volumes in the 9 to 9.5 million tonne range.

World’s Largest Integrated Phosphate Producer
World’s largest capacity of
finished phosphate fertilizer
Mosaic phosphate
production market share
15% Globally
59% North America
World scale & efficient
operations
World capacity approximates 71
million tonnes (DAP/MAP/TSP)
0 3 6 9 12
Mosaic
OCP
PhosAgro
GCT
CF
•Phosphate Fertilizer Capacity
Million tonnes product

The Phosphate business possesses its own attractive attributes due to its sheer size and the benefits of vertical integration – our owned rock reserves - granulation capacity – and a world wide supply chain and distribution network.  Note that we have the largest global capacity of finished phosphate fertilizer – by far.
Our  rock reserves provide us with a significant competitive advantage over non-integrated producers.
These producers, who supply nearly a third of world demand, must purchase rock or phosphoric acid to manufacture their finished phosphate products. As a result, their rock input costs are significantly higher than those of Mosaic.
One of our strategic priorities for phosphates is to secure additional rock sources outside of North
America.

Phosphates – Operational Cost Savings Energy – capture and convert Logistics and transportation network

The size and scale of our phosphate business produces significant cost efficiencies.  We are continually enhancing efficiencies, and in turn, lowering costs.
For example, we spend roughly $120 million on electricity each year to operate our plants and mines.  The phosphate chemical process generates a significant amount of heat, which can be captured and converted into electricity.  We have and will continue to invest in waste heat recovery systems which will deliver significant energy savings and we expect to be a net generator of electricity by 2015.
We also have a distribution network without peer in our industry.  This includes ports, barges and vessels and investments in unit train loading capabilities.  Approximately 70% of our annual North
American sales volume is shipped via unit train, while many competitors ship both fewer and
shorter trains.   This provides significant cost savings.

Offshore Assets Aligned with Global Demand
Canada
4 Mines
United States
7 Mines
4 Phosphate Plants
Argentina
1 Warehouse & Blender
1 Production/Warehouse
Brazil
7 Warehouse & Blender
2 Production/Warehouse
China
2 Warehouse & Blender
2 Production/Warehouse
Thailand
1 Warehouse &
Blender
India
1 Warehouse

Our North American based Phosphate and Potash businesses are bolstered by our production assets and distribution network in prime growth regions, such as Asia and Latin America. We have agronomists, sales teams, and staff with the operational expertise that know how to serve customers and run our supply chains and plants.  These Offshore enterprises also enable us to see the changes and trends in the industry first hand.

Market Outlook

Now let me shift to the outlook for our business.

Growing Global Affluence + Fuel
China:
Middle class
growth from 130
million to
690 million
by 2025
India:
Middle class
growth from 50
million in 2008
to 580 million
by 2025
USA:
Ethanol growth
to 15 billion
gallons by 2015
The 2009
mandate for
ethanol is
9 billion gallons
Source: McKinsey

The fundamental demand driver for our business is population growth, especially the growth of the middle class in developing economies.
Strong economic growth in a number of rapidly developing countries is creating a large and increasingly affluent middle class who demand more protein-rich and grain-intensive diets that include meat and dairy products.
GDP growth in key countries such as China and India is still robust.  Despite the recent financial turmoil, economies of both these countries are expected to grow at about 7% and 5% per year, respectively, in 2009.
The middle class in China and India is projected to increase by 1.1 billion people between 2005 and
2025.  This will result in a systemic and lasting change in grain and oilseed demand that we have never before experienced.
The growing use of biofuels is also contributing to the increase in grain and oilseed demand. We estimate that the net amount of corn used for ethanol production in the United States accounted for about 3% of world grain and oilseed use last year and is projected to account for roughly 5% of world grain and oilseed use by 2015 under current ethanol mandates.

70
72
74
76
78
80
82
84
86
88
90
92
94
96
98
00
02
04
06
08E

Growing Grain & Oilseed Use World Grain and Oilseed Use 1.00 1.25 1.50 1.75 2.00 2.25 2.50 2.75 Source: USDA and Mosaic Bil Tonnes Actual Actual for US Ethanol Forecast Forecast for U.S. Ethanol

Combine the boost from biofuels with the growth in the global middle class and you get growing global demand for grain and oilseeds.
According to USDA estimates, global grain and oilseed demand has recently been increasing 2.5 percent per year – twice the historical rate. Note that there have only been 3 years since the 1970s when global grain and oilseed use decreased - - in 1974, 1988 and 1995. In all three of these years, this resulted from low production due to poor weather.
Note also that grain and oilseed demand increased in the recession years of 1981, 1982 and 1991.
We believe this point is compelling and indicates that the world does not get less hungry, even in economic downturns. And, biofuel mandates only add pressure to produce still more grain and oilseeds.

Record Crop Needed in 2009
World Grain and Oilseed Stocks
250
300
350
400
450
500
550
600
650
99/00 00/01 01/02 02/03 03/04 04/05 05/06 06/07 07/08 08/09 09/10
L
09/10
M
09/10
H
Mil Tonnes
10%
13%
16%
19%
22%
25%
28%
31%
34%
Percent
Stocks Percent of Use
Source: USDA and Mosaic (for 09/10 estimates)

Farmers have responded to this demand by growing bin-busting crops during the last two years.  Yet, this has not built stocks to secure levels. You can see from the cross hatched bar that inventories are projected to increase this year but stocks as a percentage of use – noted by the yellow line - are forecasted to increase only moderately and still remain at historically low levels.
Our analysis indicates that another bumper crop is required this year to meet the demands for food and fuel as well as to build stocks to more secure levels. That means farmers will need to plant more area and intensify cropping practices in order to increase yields.
The three bars on the right of this chart illustrate the potential outcomes for low, medium and high production-and-use scenarios in 2009. Note that trend-line yields next year are not good enough to meet projected demand, let alone build stocks to secure levels. In fact, under the medium yield scenario, global grain and oilseed stocks decline about 12 million tonnes. A serious weather problem in 2009 would result in an 85 million tonne drawdown in stocks.

Crop Nutrient Markets Re-Calibrate
Factors Affecting Current Market
Broad and sharp commodity sell-off
Global economic slowdown
Global credit constraints
High inventory levels
Leading to
Change in buyer sentiment
Weak volume and softening prices
Inventory valuation risk throughout supply chain
Production reductions

Though we expect the long-term fundamentals in our business are intact and compelling, the current market environment continues to be soft, and the crop nutrient market is re-calibrating.
A confluence of factors in the past several months have caused demand – especially for phosphates –
to weaken.  We have experienced a broad and sharp commodity sell-off, a global economic downturn and significant credit constraints, and a pipeline build of high cost inventories.
This has led to a lack of buyer interest, weak volume and declining  prices, and heightened inventory valuation risk across the supply chain. In response, numerous producers – including ourselves – have reduced production in response to slower demand and rising inventory levels.

Key Drivers for DAP Pricing
Near-Term Drivers:
Pipeline inventory
Raw materials
China exports
Global demand
DAP Prices
Quarterly Averages of Weekly Published Spot DAP fob Tampa
200
400
600
800
1,000
1,200
Q1 07 Q2 Q3 Q4 Q1 08 Q2 Q3 Q4 Q1 09 Q2 Q3
$ Tonne
Source:  Fertecon

These factors have especially impacted the phosphates business. DAP prices have taken a sharp dive from historically high levels due to the reasons just noted and the sharp decline in raw material costs.  This chart shows the average DAP price for the second quarter – note that recent spot prices are closer to $348 compared with $715 a year ago.
These factors have impacted our phosphate sales volumes. Volume will be down sharply this fiscal year due to slow demand and substantial production reductions.  The outlook for DAP selling prices and volume hinges on several factors including the timely drawdown of pipeline inventory this Spring, raw material costs trends, Chinese export trends and overall global demand.  Buyer sentiment will play a key role, with much focus on overall grain prices and farmer economics.  In recent weeks, we have seen a modest, but broad-based pickup in phosphate sales activity, while too early to call this a trend, it is an encouraging development.

Attractive Phosphate Market Margins
*Spot DAP price less spot sulfur and ammonia costs
DAP Market Margin
Quarterly Averages Calculated from Weekly Published Spot Prices for a Central Florida Plant
100
200
300
400
500
600
700
800
Q1 07 Q2 Q3 Q4 Q1 08 Q2 Q3 Q4 Q1 09 Q2 Q3
$ Ton
Source:  Fertecon, Green Markets, Mosaic

It is important to note that price tells only half the story in phosphates.  Equally important are raw material costs, primarily sulfur and ammonia, and phosphate rock.  Costs for sulfur, ammonia and rock had escalated dramatically over the past year as demand for these materials surged and natural gas prices increased.  The combination of these high raw material costs and overall demand for phosphates drove up phosphate selling prices.  As prices increased at a faster pace than costs, the so-
called market margin – the difference between the DAP price and raw material costs – climbed, as shown on this chart.
Recently, the cost for sulfur and ammonia have declined sharply, leading to reduced phosphate selling prices.  Note, however, that we can produce excellent margins even as the price of DAP declines.  The one caveat is that our phosphate margins, at least through our third quarter,  have been and will continue to be pressured by the high sulfur and ammonia costs inventoried in product we are currently shipping.

Key Drivers for MOP Pricing
Near-Term Drivers:
China contract
India demand
FX impact
Buyer sentiment
MOP Prices
Quarterly Averages of Weekly Published Spot MOP c&f Brazil
100
250
400
550
700
850
1,000
1,150
Q1 07 Q2 Q3 Q4 Q1 08 Q2 Q3 Q4 Q1 09 Q2 Q3
$ Tonne
Source:  ICIS

In our potash business, the dramatic price increases of the past 12-15 months were the result of surging demand.  Producers struggled to keep up, and producer inventories remained at historic lows until recently.  Upward price momentum and sales volume have slowed in the past couple months and we have reduced our potash production in response to this slower demand and rising inventory levels.
We expect our realized MOP prices to decline only slightly in the third quarter – from second quarter levels – and that will be due to a greater percentage of lower-priced industrial sales in our mix.
Future sales volume and price movements will be determined by several factors, including:
The timing and terms of the annual Chinese potash contracts
India demand
Foreign currency exchange impact
Changes in overall buyer sentiment, which has been colored recently by lower grain prices
While any of these factors could swing one way or the other, we think potash fundamentals generally remain excellent.

Growth Expected to Resume in ’09 World Nutrient Use 110 120 130 140 150 160 170 180 95 96 97 98 99 00 01 02 03 04 05 06 07 08E 09F Source: IFA November 2008 Mil Tonnes

We see solid long-term nutrient demand, driven by the very strong traditional drivers of population and income growth.  We believe in the food story and think that’s a story that will play out as
expected.   This demand growth requires significant supply increases.  And frankly, for phosphates and potash, there are fairly limited capacity additions coming on line in the next few years.  And it will require relatively high prices to attract the capital to justify greenfield projects.
Obviously, there are a lot of uncertainties and factors to watch, namely the recovery of the world markets and then what that means for global economic growth and validating our view on the food story.

Key Takeaways Crop nutrient outlook remains positive Global demand for food, feed and fuel Mosaic well positioned to deliver value

Notwithstanding current market disruptions, we are pleased and proud to be in the business at this time. We serve an ever more important role to help meet the world’s growing demand for food and
fuel.   In closing, I want to emphasize three key points.
First, we continue to have a great deal of confidence in the long-term outlook for our business and the necessity for the world to continue to build on its capacity to produce food.
Second, we believe agricultural fundamentals remain solid because of continued global demand for food, fuel and fiber.
Third, Mosaic is well-positioned in this industry with its vertically integrated operations and an enviable global footprint and balance sheet. We are actively managing all value drivers – we understand how to produce cash flow and generate returns for shareholders and are committed to doing so.
I appreciate you listening to our story and now I’d be happy to take questions.

Thank you

Appendix:  Non-GAAP Financial Measure Reconciliation
Return on Invested Capital
Our return on invested capital (“ROIC”) is a measure of value creation and how effectively we allocate capital in our core operations. We believe ROIC is a metric that is most closely correlated with stockholder value. We also use ROIC as part of our initial capital spending and potential acquisition review processes to ensure that each capital dollar spent achieves a certain hurdle rate of return.
There are limitations in the use of ROIC due to the subjective nature of items excluded by management in calculating ROIC. This non-GAAP measure is provided as supplemental information and should not be considered in lieu of the GAAP measures. Management uses
ROIC to measure how effectively we are allocating capital, and therefore, management believes this information is useful to investors.
We define ROIC as follows:

•
Numerator (net operating profit after taxes):
+ Operating earnings
- Taxes at effective tax rate on operating earnings
+ Equity in net earnings of nonconsolidated companies
- Minority interest in consolidated companies
= Net operating profit after taxes

•
Denominator (average invested capital, trailing five point average):
+ Total Assets
Less Non-interest bearing liabilities:
        Accounts payable
        Trade accounts payable due to Cargill, Inc. and affiliates
        Cargill prepayments and accrued liabilities
        Accrued liabilities
        Deferred income tax liabilities - current
        Deferred income tax liabilities – noncurrent
        Other noncurrent liabilities
Total non-interest bearing liabilities
- Minority interest in consolidated companies
= Invested capital
ROIC:
Net operating profit after taxes / Average invested capital
We had ROIC of 2.3%, 8.0%, 30.2% and 36.5% for fiscal 2006, 2007 and 2008 and the twelve months ended November 30, 2008, respectively. The reconciliations to the most comparable U.S.
GAAP measurements for the numerator and denominator are as follows (in millions and unaudited):

Appendix:  Non-GAAP Financial Measure Reconciliation
We have presented above ROIC, which is a non-GAAP financial
measure. Generally, non-GAAP financial measures are supplemental numerical measures of a company's performance, financial position or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP").  ROIC is not a measure of financial performance under GAAP. Because not all companies use identical calculations, our calculation of ROIC may not be
comparable to other similarly titled measures presented by other companies. In evaluating this measure, investors should consider that our methodology in calculating such measures may differ from that used by other companies.
May 31 May 31 May 31 November 30
($ in millions) 2006 2007 2008 2008
Total assets 8,628.4 $      8,801.7 $         10,118.2 $  11,510.5 $
Less non-interest bearing liabilities:
Accounts payable 401.7            554.3               569.2          812.8
Trade accounts payable due to Cargill, Inc. and
affiliates
28.6              29.4                 12.6            12.0
Cargill prepayments and accrued liabilities -                 4.5                   41.6            36.2
Accrued liabilities 362.0            265.9               610.3          721.7
Accrued income taxes
88.1              112.9               87.6            133.3
Deferred income tax liabilities - current 2.5                7.1                   33.2            31.0
Deferred income tax liabilities - noncurrent 715.6            629.1               551.0          545.2
Other noncurrent liabilities
884.7            923.6               1,001.8       978.6
Total non-interest bearing liabilities 2,483.3         2,526.8            2,907.2       3,270.8
Less:  Minority interest in consolidated subsidiaries
23.7              22.7                 24.7            25.0
Invested capital 6,121.4 $      6,252.2 $         7,186.4 $    8,214.6 $
Trailing 12 months @
November 30
2006 2007 2008 2008
142.5 503.3 2,172.6 2,996.7
ROIC 2.3% 8.0% 30.2% 36.5%
May 31
Years ended
Average invested capital as of
Net Operating Profit After Tax
Return On Invested Capital (ROIC) Calculation
Trailing 12 months
ended November 30
2006 2007 2008 2007
Operating earnings 101.9 $      616.3 $      2,806.7 $   4,058.4 $
- Taxes at effective tax rate on operating
earnings (a) 3.4             150.4         749.4         1,208.0
+ Equity in net earnings of nonconsolidated
companies 48.4           41.3           124.0         155.2
- Minority interest in consolidated subsidiaries 4.4             3.9             8.7             8.9
Net operating profit after taxes 142.5 $      503.3 $      2,172.6 $   2,996.7 $
(a) Operating earnings 101.9 $      616.3 $      2,806.7 $   4,058.4 $
    Tax rate 3.3% 24.4% 26.7% 29.8%
    Tax effect on operating earnings 3.4 $          150.4 $      749.4 $      1,208.0 $
Fiscal Years ended May 31